UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2012

CHINA MEDICINE CORPORATION

(Exact name of Registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State or other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2/F, Guangri Tower No. 9 Siyounan Road 1st Street Yuexiu District Guangzhou, China 510600

(Address of Principal Executive offices and zip code)

(8620) 8739-1718 and (8620) 8737-8212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, Daniel Shih informed the Board of Directors (the “Board”) of China Medicine Corporation, a Nevada corporation (the “Company”), that he intended to resign as a member of the Board and as a member of the Compensation Committee of the Board effective as of August 1, 2012. The resignation of Mr. Shih is not the result of any known disagreements between the Company and Mr. Shih on any matter relating to the Company’s operations, policies or practices.

The Board accepted Mr. Shih’s resignation on the same day. In addition, the Board authorized a reduction in the size of the Board from five members to four members following the effectiveness of the resignation of Mr. Shih.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer

Date: August 3, 2012